                                                                    NEWS RELEASE


Contact:  Paul S. Feeley                                For Release: Immediately
          Senior Vice President, Treasurer &
             Chief Financial Officer
          (617) 628-4000

                             CENTRAL BANCORP REPORTS
                           IMPROVED QUARTERLY EARNINGS

         SOMERVILLE, MASSACHUSETTS, January 31, 2006 - Central Bancorp, Inc. (NASDAQ:CEBK) today reported that its net income improved more than 16% to $796,000, or $.55 per diluted share, for the quarter ended December 31, 2005, from $686,000, or $.48 per diluted share, for the corresponding quarter in the prior fiscal year. The Company's earnings for the nine months ended December 31, 2005 of $2,125,000, or $1.48 per diluted share, rose over 29% from the earnings of $1,646,000, or $1.09 per diluted share, for the nine months ended December 31, 2004.

         The earnings improvement for the quarterly periods included a $105,000 increase in net interest and dividend income and a $70,000 increase in total non-interest income primarily attributable to a continuing higher level of deposit-related fees earned during the period, offset partially by a decline in gains on sales of loans as the volume of this business has slowed in recent months.

         Central Bancorp's Chairman, President & Chief Executive Officer, John
D. Doherty, commented, "The December 2005 quarterly results represented the fifth consecutive time in which our quarterly earnings have surpassed the corresponding quarter of the previous year. At December 31, 2005, our deposits of nearly $360 million were at the highest level in the Company's history -- growing by more than $9 million during the quarter as we continued to offer special Certificate of Deposit programs at attractive rates. We had only one non-performing loan totaling $120,000 at December 31, 2005."

         The earnings improvement for the nine months ended December 31, 2005 was primarily attributable to increases of $824,000 in net interest and dividend income and $223,000 in total non-interest income. While the net interest spread and margins remained virtually unchanged, interest earning assets increased significantly, resulting in the increased earnings. The increases in total non-interest income continued to be driven by increases in deposit-related fees and

                                  (CONTINUED)

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CENTRAL BANCORP, INC.
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commissions from non-deposit investment products, offset partially by lower levels of gains on sales of loans and investments as a result of a decline in activity as well as the previously reported charge of $283,000 in the September 2005 quarter associated with a restructuring that involved voluntary employment termination packages offered to selected employees.

         Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full service banking offices, a limited service high school branch in suburban Boston and a stand alone 24-hour automated teller machine in Somerville.

                           (SEE ACCOMPANYING TABLES.)

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THIS PRESS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE
BASED ON MANAGEMENT'S CURRENT BELIEFS AND EXPECTATIONS, AS WELL AS THE ASSUMPTIONS MADE USING INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. SINCE THESE STATEMENTS REFLECT THE VIEWS OF MANAGEMENT CONCERNING FUTURE EVENTS, THESE STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE RISKS AND UNCERTAINTIES INCLUDE AMONG OTHERS: GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES AND COMPETITION, CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES, CHANGES IN LEGISLATION OR REGULATION, AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. ADDITIONALLY, OTHER RISKS AND UNCERTAINTIES MAY BE DESCRIBED IN THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q AND ITS ANNUAL REPORTS ON FORM 10-K, EACH FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE AVAILABLE AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEBSITE (WWW.SEC.GOV) AND TO WHICH REFERENCE IS HEREBY MADE. THEREFORE, ACTUAL FUTURE RESULTS MAY DIFFER SIGNIFICANTLY FROM RESULTS DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.
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CENTRAL BANCORP, INC.
PAGE 3 OF 3

                              CENTRAL BANCORP, INC.
                           CONSOLIDATED OPERATING DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              Quarter Ended           Nine Months Ended
                                               December 31,             December 31,
                                          ----------------------------------------------
                                            2005         2004         2005       2004
                                          ----------------------------------------------
                                               (Unaudited)             (Unaudited)
Net interest and dividend income           $4,079      $ 3,974     $12,451     $11,627

Provision for loan losses                      --           --         100          50

Net gain on sales and write-downs
   of investment securities                    93           84         306         432

Gain on sale of loans                          44           85         183         204

Other non-interest income                     310          208       1,058         688

Non-interest expenses                       3,302       (3,249)    (10,621)    (10,254)
                                          -------      --------    --------    --------
Income before taxes                         1,224        1,102       3,277       2,647

Provision for income taxes                    428          416       1,152       1,001
                                          -------      --------    --------    --------

Net income                                 $  796      $   686     $ 2,125     $ 1,646
                                          =======      ========    ========    ========
Earnings per share:
   Basic                                   $  .56      $   .49     $  1.49     $  1.10
                                          =======      ========    ========    ========

   Diluted                                 $  .55      $   .48     $  1.48     $  1.09
                                          =======      ========    ========    ========

Weighted average number of
   shares outstanding:
   Basic                                    1,431        1,413       1,427       1,503
                                          =======      ========    ========    ========
   Diluted                                  1,440        1,424       1,435       1,515
                                          =======      ========    ========    ========

Outstanding shares, end of period           1,590        1,589       1,590       1,589
                                          =======      ========    ========    ========


                    SELECTED CONSOLIDATED BALANCE SHEET DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               DECEMBER 31,      March 31,
                                                  2005             2005
                                               ---------------------------

Total assets                                   $ 536,867         $ 521,071
Investment securities available for sale          97,037           108,616
Total loans (1)                                  413,787           388,603
Allowance for loan losses                          3,783             3,681
Deposits                                         359,540           333,215
Borrowings                                       129,129           141,197
Subordinated debenture                             5,258             5,258
Stockholders' equity                              39,155            38,239
Book value per share                               24.63             24.07
--------------------------
(1) Includes loans held for sale of $1,056 and $2,221 at December 31, 2005 and March 31, 2005, respectively.